THOMPSON       ATLANTA           CINCINNATI            COLUMBUS        NEW YORK
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  HINE                  BRUSSELS             CLEVELAND          DAYTON          WASHINGTON, D.C.
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                                  July 30, 2007


The Santa Barbara Group of Mutual Funds, Inc.
107 South Fair Oaks Boulevard, Suite 315
Pasadena, CA 91105

      RE:   Santa Barbara Group of Mutual Funds, Inc.
            File Nos. 33-56546 and 811-07414


Gentlemen:

      A legal opinion that we prepared was filed with Post-Effective Amendment
No. 14 to the Santa Barbara Group of Mutual Funds, Inc.'s Registration Statement
(the "Legal Opinion"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 19 under the
Securities Act of 1933, Post-Effective Amendment No. 24 under the Investment
Company Act of 1940 (the "Amendment"), and consent to all references to us in the Amendment.

                                               Very truly yours,

                                               /s/ Thompson Hine LLP

                                               THOMPSON HINE LLP